UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2017

Verint Systems Inc.

(Exact name of registrant as specified in its charter)

001-34807

(Commission File Number)

Delaware	11-3200514
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

175 Broadhollow Road, Melville, New York	11747
(Address of principal executive offices)	(Zip code)

(631) 962-9600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 29, 2017, Verint Systems Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with, among others, certain of the Company’s domestic subsidiaries from time to time party thereto (together with the Company, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Agent”). In connection with the Company’s entry into the Credit Agreement, on June 29, 2017 the Company terminated that certain Amended and Restated Credit Agreement dated April 29, 2011 and amended and restated as of March 6, 2013 (as further amended, supplemented or otherwise modified from time to time, the “Prior Facility”) with, among others, the lenders from time to time party thereto and Credit Suisse AG, as administrative and collateral agent.

The Company entered into the new Credit Agreement to take advantage of improved terms available to the Company in the market, including reduced interest expense, and to extend the maturity of the debt under the Prior Facility.

The Credit Agreement provides for $725 million of senior secured credit facilities, of which $425 million is a seven-year term loan facility (maturing June 29, 2024) (the “Term Loan Facility”) and $300 million is a five-year revolving credit facility (maturing June 29, 2022) (the “Revolving Credit Facility”), subject to increase (up to a maximum increase of $100 million plus an additional amount such that the First Lien Leverage Ratio (as defined in the Credit Agreement) would not exceed the specified maximum ratio set forth therein) and reduction from time to time according to the terms of the Credit Agreement. The maturity dates of the Term Loan Facility and Revolving Credit Facility will be accelerated to March 1, 2021 if on such date there are any amounts outstanding under the Company’s 1.50% convertible senior notes due June 1, 2021. Amounts borrowed under the Revolving Credit Facility may be borrowed, repaid, and reborrowed until the maturity date thereof. Amounts borrowed and repaid under the Term Loan Facility may not be reborrowed.

Loans under the Credit Agreement will bear interest, payable quarterly or, if earlier, at the end of any applicable interest period, at a per annum rate of, at the Company’s election: (a) in the case of Eurodollar loans, the Eurodollar Rate (as defined in the Credit Agreement), or (b) in the case of ABR loans, the ABR (as defined in the Credit Agreement), plus in each case a margin percentage. For loans under the Term Loan Facility, the applicable margin percentage is fixed at 2.25% for Eurodollar loans, and at 1.25% for ABR loans. For loans under the Revolving Credit Facility, the applicable margin percentage is determined by reference to the Company’s Consolidated Total Debt to Consolidated EBITDA (each as defined in the Credit Agreement) leverage ratio.

The Company has agreed to pay a commitment fee with respect to undrawn availability under the Revolving Credit Facility, payable quarterly, at a rate per annum determined by reference to the Company’s Consolidated Total Debt to Consolidated EBITDA leverage ratio, as well as administrative agent fees and fees in respect of letters of credit that the Company believes are customary for credit facilities of this type.

The Credit Agreement requires the Company to make term loan principal payments of $1,062,500 per quarter commencing on August 1, 2017, with the remaining balance due on June 29, 2024. Optional prepayments of loans under the Credit Agreement are permitted without premium or penalty, other than a 1.0% premium applicable in the event of a Repricing Event (as defined in the Credit Agreement) within six months of the closing date of the Credit Agreement.

The Company’s obligations under the Credit Agreement are guaranteed by each of the Company’s direct and indirect existing and future material domestic wholly owned restricted subsidiaries, and secured by a security interest in substantially all assets of the Company and the guarantor subsidiaries, in each case subject to certain exceptions detailed in the Credit Agreement and related ancillary documentation.

The Credit Agreement contains affirmative and negative covenants that the Company believes are customary for credit facilities of this type, including limitations on the Company and its restricted subsidiaries with respect to indebtedness, liens, nature of business, investments and loans, distributions, mergers, acquisitions, dispositions of assets, hedging agreements, sale-leaseback transactions and transactions with affiliates. The Credit Agreement also contains a financial covenant that, solely with respect to the Revolving Credit Facility, requires the Company to maintain, on a consolidated basis, a Consolidated Total Debt to Consolidated EBITDA (each as defined in the Credit

Agreement) leverage ratio until the maturity date of the Revolving Credit Facility of less than or equal to 4.50 to 1.00. The limitations imposed by the covenants are subject to certain important exceptions detailed in the Credit Agreement.

The Credit Agreement provides for events of default with corresponding grace periods that the Company believes are customary for credit facilities of this type, including failure to pay principal or interest under the Credit Agreement when due, failure to comply with covenants, any representation or warranty made by the Company proving to be inaccurate in any material respect, defaults under certain other indebtedness of the Company or its subsidiaries, a Change of Control (as defined in the Credit Agreement) of the Company, and certain insolvency or receivership events affecting the Company or its significant subsidiaries. Upon an event of default, all obligations of the Company owing under the Credit Agreement may be declared immediately due and payable, and the Lenders’ commitments to make loans under the Credit Agreement may be terminated.

Certain of the Lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, or may receive, customary fees and expense reimbursements.

The foregoing description of the Credit Agreement and related matters, including of covenants and events of default, is not complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information referred to in “Item 1.01 Entry into a Material Definitive Agreement” above related to the Prior Facility is hereby incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

The information referred to in “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement dated June 29, 2017, among Verint Systems Inc., as borrower, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date: July 6, 2017	By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated June 29, 2017, among Verint Systems Inc., as borrower, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.